CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2001

SIXTH INSTRUMENT OF AMENDMENT

Recitals:

1.	Curtiss-Wright Corporation (“the Company”) has heretofore adopted the Curtiss-Wright Corporation Retirement Plan (“the Plan”).

2.	The Company caused the Plan to be amended and restated in its entirety, effective as of January 1, 2001, and has since caused the Plan to be further amended.

3.	Subsequent to the most recent amendment of the Plan, it has become necessary to further amend the Plan to clarify certain provisions of the Plan and to reflect certain legal requirements.

4.	Sections 12.01 and 12.02 of the Plan permit the Company to amend the Plan, by written instrument, at any time and from time to time.

Amendment to the Plan:

For the reason set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects, to be effective as of January 1, 2006, unless otherwise specified herein:

1.	Section 1.04 is amended by adding the following new sentence at the end thereof:

The Annuity Starting Date for a Participant receiving payments under the provisions of Section 6.05 or 9.02(c) shall be his Normal Retirement Date.

2.	Section 1.05 is amended by adding the following sentence at the end thereof:

Average Compensation shall be determined in accordance with such uniform rules uniformly applicable to all employees similarly situated as shall be prescribed by the Committee.

3.	Section 1.12 is amended to read as follows:

“Covered Compensation” means, for any Participant, the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Participant attains his Social Security Retirement Age. No increase in Covered Compensation shall decrease a Participant’s Accrued Benefit under the Plan. In determining a Participant’s Covered Compensation for any Plan Year, the taxable wage base for the current Plan and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is made.

4.	Section 1.13 is amended by revising paragraph (b) to read as follows:

(b) A period of Leave of Absence recognized under Section 2.03.

5.	Article 1 is amended, effective as of January 1, 2005, by deleting Section 1.19 and by renumbering Sections 1.20 through 1.52 as Sections 1.19 through 1.51, respectively.

6.	Section 1.27 is amended by inserting a period after the word “members” and deleting the remainder of the sentence.

7.	Sections 1.38, as renumbered, is amended to read as follows:

“Qualified Joint and Survivor Annuity” means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse, which is equal to one-half of the amount which is payable during the joint lives of the Participant and the Spouse, and which is the amount of benefit which can be purchased with the actuarial equivalent of the Participant’s vested retirement benefit.

8.	Section 2.01(b) is amended, effective as of January 1, 2005, by deleting the words “the Entry Date coinciding with or next following” therefrom.

9.	Section 2.04 is amended to read as follows:

2.03 Treatment of Periods of Military Service and other Leaves of Absence.

(a)

Notwithstanding any provision hereof, a Participant’s Service, as taken into account under the Plan for purposes of vesting and for purposes of determining eligibility for and the amount of his retirement benefits hereunder, in accordance with Article 4, Article 6 and Article 9, shall include, to the extent required by law, any period of absence from service with the Employer due to a period of service in the uniformed services of the United States which occurs after the date the Participant meets the eligibility requirements for membership in the Plan, if he shall have returned to the service of the Employer after having applied to return while his reemployment rights were protected by law, the Participant shall be deemed to have earned Compensation during the period of Employee for that period or, if such rate is not reasonably certain, on the basis of the Participant’s rate of compensation during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period).

(b)

Notwithstanding any provisions of the Plan to the contrary, an Employee’s period of Leave of Absence not otherwise included under paragraph (a) above, shall be included for purposes of determining vesting and for purposes of determining the amount of his retirement benefits hereunder in accordance with Article 4, 6, and 9, provided that the Employee returns to the employ of the Employer at or before the expiration of the Leave of Absence. If the Employee receives credit for service under the preceding sentence, the Employee shall be deemed to have earned Compensation during the Leave of Absence at the rate of pay he was receiving immediately prior to his Leave of Absence.

10.	Section 6.12 is amended, effective as of January 1, 2004, by redesignating paragraph (f) as paragraph (g) and by adding a new paragraph (f) to read as follows:

(f)

If the benefit is payable neither as a life annuity nor as a qualified joint and survivor annuity, the maximum limitation shall be the Actuarial Equivalent of the maximum limitation otherwise applicable. Actuarial Equivalent for purposes of this paragraph shall be determined in accordance with Section 415(b) of the Code and the regulations or rulings issued thereunder and using the Plan’s optional form of payment factors, or, if less, using factors calculated from the IRS Mortality Table, if applicable, and either:

		(1)	if the benefit is not subject to the provisions of Section 417(e)(3) of the Code, an interest rate of 5 percent, or

		(2)	if the benefit is subject to the provisions of Section 417(e)(3) of the Code:

			(A)	an interest rate of 5.5 percent for distributions made in Plan Years beginning in 2004 and 2005; and

			(B)	the IRS Interest Rate for distributions made in Plan Years beginning in 2006 or any subsequent Plan Year.

However, in the case of a Participant or Beneficiary whose Annuity Starting date occurs during calendar year 2004, the amount payable under any form of payment subject to the provisions of Section 417(e)(3) of the Code and subject to adjustment under the preceding paragraph shall not be less than the amount that would have been payable had the amount payable been determined using the IRS Interest Rate in effect on December 31, 2003.

11.	Section 6.13(e) is amended by adding the following sentence at the end thereof:

Any reduction for the optional survivor benefit and/or contingent annuitant option provided by the terms of the Plan as of January 1, 2006 shall be eliminated with respect to any Participant or surviving spouse whose Annuity Starting Date had not occurred as of December 31, 2005.

12.	Section 7.03(c) is amended, effective as of January 1, 2005, by adding the following text at the end thereof:

With respect to benefits commencing on or after January 1, 2005, the following rules shall apply:

(a)

Any additional benefits accruing to a Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(b)

If the Participant’s benefit is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and non-spouse Beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6 of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-spouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain. If the Annuity Starting Date occurs in a calendar year which precedes the calendar year in which the Participant reaches age 70, in determining the applicable percentage, the Participant/Beneficiary’s age difference is reduced by the number of years that the Participant is younger than age 70 on the employee’s birthday in the calendar year that contains the Annuity Starting Date.

(c)

If the Participant’s benefit is being distributed in the form of a period certain and life annuity option, the period certain may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date.

(d)	For purposes of this Section, the following definitions shall apply:

(1)

Designated beneficiary. The individual who is designated as the beneficiary under Section 1.06 is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

	(2)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.

		(3)	Life Expectancy. Life expectancy as computed using the Single Life Table in Section 1.401(a)(9)-(9) of the Treasury regulations.

(4)

Required beginning date. With respect to a Participant who is a 5-percent owner as defined in Section 416(i) of the Code, the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ and, with respect to a Participant who is not a 5-percent owner, the April 1 following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires.

13.	Article 7 is amended, effective as of January 1, 2004, by adding a new Section 7.10 to read as follows:

	7.10	Limitation on Benefits In the Event of a Liquidity Shortfall.

Notwithstanding any provisions of the Plan to the contrary, in the event the Plan has a liquidity shortfall within the meaning of Section 401(a)(32) of the Code, the Trustee shall, as directed by the Committee, cease payment during the period of such liquidity shortfall of (a) any payment in excess of the monthly amount payable under a single life annuity (plus any social security supplements described in Section 411(a)(9) of the Code) to any Participant or Beneficiary whose Annuity Starting Date occurs during such period, (b) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, or (c) any other payment specified in regulations promulgated under Section 401(a)(32) of the Code.

14.	Section 8.01(a) is amended to read as follows:

(a)

If a Participant who has a vested interest in his retirement benefit dies before payment of his benefit commences or if a Participant in receipt of payments under Section 6.05 dies prior to his Normal Retirement Date, then his Beneficiary shall be entitled to receive a benefit under this Section. For a Participant who was an Employee in active employment at the time of his death, the benefit shall be equal to the amount the Participant would have received pursuant to Section 6.01(a) and Section 6.01(b), if the benefit to which the Participant had been entitled at his date of death had commenced in the form of a one hundred percent (100%) joint and survivor annuity in the month next following the month in which his Normal Retirement Date had occurred (or next following the month in which his date of death occurred, if later); for a Participant who was not an Employee in active employment at the time of his death (including a Participant who was accruing benefits or receiving payments under Section 6.05), the benefit shall be equal to the amount the Participant would have received pursuant to Section 6.01(a) and Section 6.01(b), if the benefit to which the Participant had been entitled at his date of death had commenced in the form of a fifty percent (50%) joint and survivor annuity in the month next following the month in which his Normal Retirement date had occurred (or next following the month in which his date of death occurred, if later). The benefit payable to the Beneficiary shall be reduced in accordance with Schedule A 1 to reflect its commencement prior to the Participant’s Normal Retirement Date and on or after the Participant’s 55th birthday if the Beneficiary elects early commencement. The benefit payable hereunder shall commence as of the first day of the month following the month in which the Participant’s Normal Retirement Date would have occurred. However, the Participant’s Beneficiary may elect to begin receiving payments as of the first day of any month following the Participant’s death. If the Beneficiary elects to commence receipt of payment prior to the Participant’s 55th birthday, the reduction for early commencement shall be the Actuarial Equivalent from age 65. Notwithstanding the foregoing, there shall be no reduction for early commencement if on the Participant’s date of death he was either accruing benefits or receiving payments under Section 6.05.

15.	Section 8.02 is amended, effective as of January 1, 2001, to read as follows:

	8.02	Post-Retirement Death Benefit.

Upon the death after retirement of a Participant who contributed for sixty (60) consecutive months ending August 31, 1994, and attained age fifty-five (55) on or before August 31, 1994, his Death Benefit shall be equal to:

	(a)	$1,000; plus

(b)

the greater of (i) his Compensation (on an annual basis) in effect on the January 1 next preceding his retirement date, reduced by 1/60th of such amount on the first day of each month following his retirement date, and (ii) $2,000; less

	(c)	Any amounts under a Group Life Insurance Plan of the Company which were paid to such Participant during his lifetime or are payable by reason of his death.

16.	Section 9.02(a)(viii) is amended by adding the following paragraph immediately preceding the last sentence thereof:

With benefits commencing on or after January 1, 2006, $15.00 multiplied by his Years of Credited Service on or after January 1, 2006 for any pension payments due for months commencing on or after January 1, 2006.

17.	Section 9.02(b) is amended, effective as of January 1, 2005, by designating the current text as subparagraph (i), by changing the internal references “(i)” and “(ii)”

to read as “(A)” and “(B)” respectively, and by adding a new subparagraph (ii) to read as follows:

(f)

A Participant who retires under the provisions of paragraph (a)(v) and this paragraph (b) may elect to have his pension benefit otherwise payable to him under the provisions of paragraph (a)(v) or (e), as applicable, adjusted as follows:

1.

With respect to months for which a benefit is payable to the Participant up to and including the month he attains age 62, his pension benefit shall be equal to the sum of his benefit determined under paragraph (a)(v) or the reduced amount of such pension if he has a survivor benefit in accordance with paragraph (e), plus $100.00 reduced by 45/100 of 1% for each complete calendar month by which he is under age 62 at the date such early retirement benefits commence.

		2.	With respect to months for which a benefit is payable to him following his attainment of age 62, an amount equal to the amount specified in (A) hereof less $100.00.

3.

Such election shall be made within the 90-day election period preceding the Participant’s Annuity Starting Date and in accordance with such administrative rules as the Committee shall prescribe in accordance with applicable law.

18.	Section 9.02(c) is amended by adding a new subparagraph (vi) to read as follows:

(vi)

In the event a Participant in receipt of a pension under this paragraph (c) dies prior to his Normal Retirement Date, a survivor annuity shall be payable to his spouse provided the Participant had been married to his Spouse for at least one (1) year immediately prior to his date of death. In such event the survivor annuity shall be equal to the survivor benefit that would have been payable to the Spouse under paragraph (e)(iii) if such coverage had been in effect on the day preceding the Participant’s date of death.

19.	Section 9.02(e)(i)(A) is amended, effective as of January 1, 2005, by adding the following paragraph at the end thereof:

In the event a married Participant has been married to his spouse for less than one year on his Annuity Starting Date, he shall nevertheless be treated as having been married for one year for purposes of applying the provisions of this paragraph (e); provided, however, that no right or benefit shall vest to any spouse until the date on which the Participant has been married to such spouse for one year. In the event of the death of the Participant’s spouse or divorce of the Participant and his spouse prior to the first anniversary of the date of marriage, the Participant shall be treated as unmarried as of the first day of the month following the date of death or divorce, and payment thereafter shall be made in accordance with the provisions of paragraph (a). No adjustments will be made to amounts previously paid to the Participant. In the event of divorce or death of the Participant prior to the first anniversary of the date of marriage, the surviving spouse shall lose any rights under the provisions of this paragraph (e).

20.	Section 9.02(e)(i)(B) is amended to read as follows:

A Participant who is entitled to a total and permanent disability benefit prior to attaining age sixty-five (65) shall have such benefit adjusted to provide a survivor benefit, if not waived, effective the first day of the month following his sixty-fifth (65th) birthday.

21.	Section 9.02(e)(iv) is amended by adding the following sentence at the end thereof:

Notwithstanding the above, the reduction for coverage for the Qualified Preretirement Survivor Annuity shall be eliminated on and after January 1, 2006 with respect to any Participant or surviving spouse whose Annuity Starting Date had not occurred as of December 31, 2005.

22.	Section 9.02(e)(v) is amended by deleting the text following the first paragraph thereof.

23.	Section 9.02(h)(i) is amended to read as follows:

(i)

If a Participant who has a vested interest in his retirement benefit dies before payment of his benefits commence, then his surviving spouse shall be entitled to receive a benefit under this Section. The benefit shall be equal to the amount the Participant would have received pursuant to this Section, if the benefit to which Participant had been entitled at his date of death had commenced in the form described in paragraph (e) of a joint and survivor annuity in the month next following the month in which his Normal Retirement Date had occurred (or next following the month in which his date of death occurred, if later). The benefit payable hereunder shall commence as of the first day of the month following the later of the Participant’s Normal Retirement Date would have occurred. However, the Participant’s Spouse may elect to begin receiving payments as of the first day of any earlier month following the later of the month in which occurs the Participant’s death or the date the Participant would have attained age 55. If the Beneficiary elects to commence receipt of payment prior to the Participant’s 55th birthday, the reduction for early commencement shall be the Actuarial Equivalent from age 65.

(ii)

The benefit payable to the Spouse shall commence on the Participant’s Normal Retirement Date or his date of death, if later. However, if the Participant had met the requirements for an early retirement benefit or was in receipt of payments under paragraph (c) upon his date of death, the Spouse may elect to commence payment as of the first day of any earlier month following the Participant’s date of death. In the case of any other Participant, the Spouse my elect to commence payment as of the first day of any earlier month following the later of the Participant’s 55th birthday or his date of death.

In any case in which the surviving Spouse’s benefit commences prior to the Participant’s Normal Retirement Date, the amount of the surviving Spouse’s benefit shall be adjusted to reflect a reduction for early commencement equivalent to the reduction that would have been applied in determining the amount of the Participant’s pension under the provisions of paragraph (b) or (d), as applicable, had the Participant begun to receive his pension as of such commencement date. No reduction shall apply if the Participant died while in receipt of payments under paragraph (c).

24.	Schedule F is amended, effective as of January 1, 2001, by deleting the reference to “30%” in the last paragraph thereof and inserting in its place “10%”.

25.	Schedule J is amended, effective as of September 1, 2005, to read as follows:

Collins, Long Island (formerly referred to as Novatronics, Inc.)

(a)

Notwithstanding any provision hereof to the contrary, no Employee who is employed at any operations or facilities acquired by the Employer in its acquisition of Novatronics, Inc. shall be eligible to become a Participant in the Plan prior to September 1, 2005.

(b)

Effective as of September 1, 2005, an Employee at the operations and facilities acquired by the Employer in its acquisition of Novatronics, Inc. shall be eligible to become a Participant in accordance with Section 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4. In computing the amount of benefits under Article 4, only Compensation earned on and after September 1, 2005 shall be counted.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

Curtiss-Wright Corporation
Retirement Plan Committee

CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2001

SEVENTH INSTRUMENT OF AMENDMENT

Recitals:

1.	Curtiss-Wright Corporation (“the Company”) has heretofore adopted the Curtiss-Wright Corporation Retirement Plan (“the Plan”).

2.	The Company caused the Plan to be amended from time to time since that date.

3.	Subsequent to the most recent amendment of the Plan, it has become necessary to further amend the Plan to provide an enhanced benefit to certain participants affected by a reduction in force.

4.	Sections 12.01 and 12.02 of the Plan permit the Committee to amend the Plan, by written instrument, at any time and from time to time.

Amendments to the Plan:

For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects, to be effective as specified herein:

1.      Schedule K1 is amended, effective January 12, 2006, by adding, at the end thereof, the following new
Item 8:

8. Controls Embedded Computing San Diego and Santa Clarita CA and Littleton MA Business Units and Controls Integrated Sensing, Long Beach CA Business Unit: January 12, 2006 through February 10, 2006

For each Participant whose employment with the Employer is terminated between January 12, 2006 and February 10, 2006, in connection with or as a result of the Company’s reduction in force program at the Controls Embedded Computing, San Diego and Santa Clarita CA, and Littleton MA business units, and Controls Integrating Sensing, Long Beach, CA business unit, a supplemental credit shall be added to his or her Escalating Annuity Benefit. The amount of such supplemental credit shall be determined as follows: an amount equal to the product of (i) 4/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 2 years and shall not be greater than 24 years for a Participant who is a salaried or exempt employee and shall not be greater than 6 years for a Participant who is a nonexempt employee.

2.      Schedule K2 is amended, effective as of January 12, 2006, by adding at the end thereof the following new Item 8:

8. Controls Embedded Computing San Diego and Santa Clarita CA and Littleton MA Business Units, and Controls Integrated Sensing, Long Beach CA Business Unit: January 12, 2006 through February 10, 2006

Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Employer is terminated between January 12, 2006 and February 10, 2006, in connection with or as a result of the Company’s reduction in force program at the Controls Embedded Computing, San Diego and Santa Clarita CA and Littleton MA business units and Controls Integrated Sensing, Long Beach, CA Business Unit shall be 100% vested in any Normal Retirement Benefit and any Escalating Annuity Benefit to which he or she may be eligible and entitled.

         Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

Curtiss-Wright Corporation
Retirement Plan Committee